certification [Exhibit 99.906CERT]

Charles L. Failla, Principal Executive Officer, and Tom Perugini, Principal Financial Officer of Align Alternative Access Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Align Alternative Access Fund		Align Alternative Access Fund

/s/ Charles L. Failla		/s/ Tom Perugini
Charles L. Failla		Tom Perugini
Date:	6/1/2026	Date:	6/1/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.